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     EXHIBIT 11.1 -- STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                              Quarter           Quarter
                                               Ended             Ended
                                              March 31,         March 31,
                                               1996               1995
                                              --------          ---------
                                         (In thousands, except per share data)
NET INCOME                                       $213              $666
                                                 -----             -----
                                                 -----             -----
PER SHARE DATA:
Net income per common equivalent share,
 primary                                         $0.03             $0.10
                                                 -----             -----
                                                 -----             -----
Net income per common equivalent share,
 fully diluted                                   $0.03             $0.10
                                                 -----             -----
                                                 -----             -----
WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES:

Primary:

   Weighted average number of common
    shares outstanding                           7,699             6,420


   Warrants                                          3                35
   Options                                         189               199
                                                 -----             -----
                                                 7,890             6,653
                                                 -----             -----
                                                 -----             -----
Fully diluted:
   Weighted average number of common
    shares outstanding                           7,699             6,420

Common equivalent shares:
   Warrants                                          3                40
   Options                                         193               241
                                                 -----             -----
                                                 7,895             6,701
                                                 -----             -----
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